UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2020

Verb Technology Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38834	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2020, Verb Technology Company, Inc., a Nevada corporation (“we,” “our,” or the “Company”), had an initial closing (our “Initial Closing”) of a private placement (our “Private Placement”) of our common stock, par value $0.0001 per share (our “Common Stock”). On February 5, 2020, we initiated our Private Placement, which is for the sale and issuance of up to five million shares of our Common Stock at a per-share price of $1.20 (represents a 20% discount to the $1.50 closing price of our Common Stock on that day), and is memorialized by a Subscription Agreement. The Common Stock that we sold and issued in our Initial Closing (and that we may thereafter sell and issue in further closings through March 31, 2020, as to the possibility or probability of any such further closings, we cannot provide any assurance) constitutes privately placed restricted securities solely to accredited investors. We have not granted any warrants or options to the investors in our Private Placement. Further, we have not provided any registration rights, anti-dilution rights, conversion rights, or any other rights or preferences to the investors in our Private Placement. As of our Initial Closing, we sold and issued 1,610,833 shares of our Common Stock for gross proceeds of $1,933,000. As of the date of this Current Report on Form 8-K, for our Private Placement, we have received executed Subscription Agreements from an aggregate of 19 additional accredited investors that, if funded in full, would result in the sale and issuance of an aggregate of 1,195,000 additional shares of our Common Stock for additional gross proceeds of $1,434,000. Accordingly, we currently anticipate that we may have further closings of our Private Placement through and including March 31, 2020, although, as noted above, we cannot provide any assurances of the possibility or probability of any further closings or the sale and issuance of any additional shares of Our Common Stock in our Private Placement. We intend to use the net proceeds from our Private Placement for general corporate purposes.

Our Private Placement is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”), in reliance on Section 4(a)(2) thereof and/or Rule 506 of Regulation D and Regulation S thereunder, each as promulgated by the Securities and Exchange Commission (the “Commission”). Our Private Placement was managed by the Company; however, in connection with our Initial Closing, we paid a non-U.S. based consultant (i) as a cash fee, an aggregate of $190,800 (or 10% of the gross proceeds of our Initial Closing), (ii) as a non-accountable expense allowance, an aggregate of $38,160 (or 2% of the gross proceeds of our Initial Closing), and (iii) five-year warrants, exercisable for an aggregate of up to 159,000 shares of our Common stock at a cash-only exercise price of $1.92 per share. We made the above-referenced payments only in respect of that portion of the gross proceeds from our Initial Closing for investors that were referred to us by the consultant.

We disclosed in our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2019, that, on August 14, 2019, pursuant to a Securities Purchase Agreement, we privately sold and issued 5,030 shares of our Series A Convertible Preferred Stock (our “Preferred Stock”) and granted certain common stock purchase warrants (our “August 2019 Warrants”) to a limited number of accredited investors (our “August 2019 Investors”). In connection with our Private Placement, all of our August 2019 Investors, who, as of February 7, 2020, continued to own shares of our Preferred Stock (i) waived their respective rights (the “February 2020 Waiver”) to participate in our Private Placement and (ii) declined to accept the price protection rights to which they otherwise were entitled as holders of shares of our Preferred Stock. In connection with the February 2020 Waiver, we granted to each of our August 2019 Investors a five-year common stock purchase warrant (our “February 2020 Warrants”), the terms of which are substantially similar to the terms of our August 2019 Warrants, with the sole material differences being the grant date and the $1.55 per-share exercise price. The initial per-share exercise price of our August 2019 Warrants was $1.88 and, by virtue of our Private Placement, the per-share exercise price has been modified to $1.20.

Filed herewith to our Current Report on Form 8-K, as Exhibit 4.38 is the form of our February 2020 Warrants (granted by us in February 2020 and, potentially, March 2020); as Exhibit 10.58 is the form of our February 2020 Waiver; as Exhibit 10.58a is the form of our alternative February 2020 Waiver; and as Exhibit 10.59 is the form of Subscription Agreement (February and March 2020) entered into by the Private Placement investors and us.

The foregoing descriptions of the material terms of our February 2020 Warrants, our February 2020 Waiver, our alternative February 2020 Waiver, and our Subscription Agreement are not complete and each is qualified in its entirety by reference to the full texts thereof, as referenced above and as incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to our Private Placement, as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, we sold and issued our Common Stock to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Regulation S thereunder and, if and as relevant, corresponding provisions of state securities or “blue sky” laws. The investors in our Private Placement, and our August 2019 Investors, represented that they acquired their respective securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, none of the securities that we sold and issued or granted, all as referenced in this Current Report on Form 8-K, has been registered under the Securities Act and none of such securities may be offered or sold in the United States absent the registration thereof or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto constitutes an offer to sell or the solicitation of an offer to buy securities of the Company, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

4.38	Form of Common Stock Purchase Warrant (granted by the Company in February 2020 and, potentially, March 2020).

10.58	Form of Omnibus Waiver And Acknowledgement Agreement, entered into as of February 7, 2020, by and between the Company and certain purchasers of the Company’s Series A convertible Preferred Stock and grantees of the Company’s common stock purchase warrants in August 2019.

10.58a	Form of alternative Omnibus Waiver And Acknowledgement Agreement, entered into as of February 7, 2020, by and between the Company and certain purchasers of the Company’s Series A convertible Preferred Stock and grantees of the Company’s common stock purchase warrants in August 2019.

10.59	Form of Subscription Agreement (February and March 2020)] entered into by the Private Placement investors and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer